Exhibit 10.1

Execution Version

FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of December 7, 2018 (this “Agreement”) amends that certain Credit Agreement, dated as of December 10, 2014 (as amended, restated, amended and restated or otherwise modified prior to the date hereof, the “Credit Agreement”), by and among INFRAREIT PARTNERS, LP (the “Borrower”), each lender from time to time party thereto (the “Lenders”) and Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement (as amended by this Agreement) and the rules of interpretation set forth therein shall apply to this Agreement.

RECITALS

WHEREAS, the Borrower, the Lenders party hereto and the Administrative Agent are parties to the Credit Agreement; and

WHEREAS, the Borrower has requested, and the Lenders have agreed subject to the terms and conditions hereof, to amend the Credit Agreement to extend the Maturity Date under the Credit Agreement.

NOW THEREFORE, in consideration of the mutual agreement herein contained and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Amendment to the Credit Agreement.

a.	Section 1.01 of the Credit Agreement is hereby amended by adding the following after the definition of “Existing Facility Agreement”:

“Extended Maturity Date” means December 10, 2020.

“Extending Lender” means each Lender other than any Non-Extending Lender.

b.	The definition of “Availability Period” in Section 1.01 of the Credit Agreement is hereby amended by replacing “Maturity Date” with “Extended Maturity Date”.

c.	The definition of “Indebtedness” in Section 1.01 of the Credit Agreement is hereby amended by replacing “Maturity Date” with “Extended Maturity Date”.

d.	The definition of “Interest Payment Date” in Section 1.01 of the Credit Agreement is hereby amended by replacing each instance of “Maturity Date” with “Extended Maturity Date”.

e.	The definition of “Interest Period” in Section 1.01 of the Credit Agreement is hereby amended by replacing “Maturity Date” with “Extended Maturity Date”.

f.	The definition of “Letter of Credit Expiration Date” in Section 1.01 of the Credit Agreement is hereby amended by replacing “Maturity Date” with “Extended Maturity Date”.

g.	The definition of “Maturity Date” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Maturity Date” means (i) with respect to any Commitments or Loans held by any Non-Extending Lender, December 10, 2019 and (ii) otherwise, the Extended Maturity Date.

h.	Section 1.01 of the Credit Agreement is hereby amended by adding the following after the definition of “Non-Defaulting Lender”:

“Non-Extending Lender” means UBS AG, Stamford Branch and any assignee thereof (or successive assignees thereof) that purchases the Commitments of UBS AG, Stamford Branch (other than any Non-Extending Lender who has elected to become an Extending Lender pursuant to Section 2.15).

i.	Section 2.05 of the Credit Agreement is hereby amended and restated in its entirety as follows:

The Borrower shall repay to the applicable Lenders the aggregate outstanding principal amount of all Loans on the Maturity Date applicable to such Loans.

j.	Section 2 of the Credit Agreement is hereby amended and restated by adding the following after Section 2.14:

2.15 Non-Extending Lenders. On the Maturity Date applicable to any Non-Extending Lender, (i) the Commitment of such Non-Extending Lender shall automatically terminate and (ii) the Borrower shall repay all outstanding Loans of such Non-Extending Lender in accordance with Section 2.05 (together with all other Obligations then owing to such Non-Extending Lender in accordance with this Agreement in respect of such Loans) (the “Non-Extended Lender Payment Amount”) and shall, in accordance with Section 2.04, prepay any Loans outstanding on such date and Cash Collateralize outstanding Letters of Credit, in each case, solely to the extent that after giving effect to such termination, the Total Outstandings would exceed the Aggregate Commitments; provided that, to the extent that, after giving effect to termination of the Commitment of such Non-Extending Lender, the Aggregate Commitments would exceed the Total Outstandings at such time by an amount at least equal to the Non-Extended Lender Payment Amount, the Borrower shall be deemed to have requested Loans from the Extending Lenders subject to providing notice in accordance with Section 2.02 of this Agreement, and the Extending Lenders shall fund, an amount equal to the Non-Extended Lender Payment Amount (as specified in the notice of borrowing as provided under Section 2.02) and the Administrative Agent shall distribute the proceeds of such Loans to such Non-Extending Lender. Any Non-Extending Lender may elect to become an Extending Lender by written agreement with the Borrower and the Administrative Agent (and without requiring the consent of any other Lender). This Section 2.15 shall supersede any provisions in Section 2.10 and 2.11 of this Agreement to the contrary.

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k.	Section 7.10 of the Credit Agreement is hereby amended by replacing “Maturity Date” with “Extended Maturity Date”.

2.    Conditions to the Effective Date. This Agreement shall become effective as of the first date (the “Effective Date”) on which (i) the Lenders party to the Credit Agreement on such date, the Administrative Agent, the Borrower and the Guarantor shall have executed and delivered counterparts of this Agreement and (ii) the Borrower has paid to the Administrative Agent (for the account of the Lenders) the fees set forth in that certain fee letter dated as of December 7, 2018 among the Borrower and the Administrative Agent.

3.    Representations and Warranties of the Borrower. In order to induce the Administrative Agent and the Lenders to enter into this Agreement, the Borrower hereby represents and warrants that as of the Effective Date:

a.

The Borrower has the requisite power and authority to execute, deliver and carry out the terms and provisions of this Agreement and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of this Agreement. The Borrower has duly executed and delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

b.

The execution, delivery and performance by the Borrower of this Agreement does not and will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Borrower under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or limited partnership or limited liability company agreement, or any other agreement or instrument to which the Borrower is bound or by which the Borrower or any of its properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Borrower or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Borrower, which in the case of any of the foregoing clauses (i) through (iii), individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

c.

No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Borrower of this Agreement.

d.

The representations and warranties of the Borrower contained in Article V of the Credit Agreement or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the Effective Date, except to the extent that such

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representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, and except the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01 of the Credit Agreement.

e.	No Default or Event of Default has occurred and is continuing on the date hereof or after giving effect to this Agreement.

4.    Continuing Effect of Financing Documents. Except as expressly set forth herein, this Agreement shall not constitute an amendment or waiver of any provision of the Credit Agreement and shall not be construed as an amendment, waiver or consent to any further or future action on the part of the Borrower that would require an amendment, waiver or consent under the Credit Agreement. Except as expressly amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect. This Agreement shall be deemed a Loan Document for purposes of the Credit Agreement.

5.    Fees. In accordance with Section 10.04 of the Credit Agreement, the Borrower shall pay the fees, charges and disbursements of the Administrative Agent’s special counsel in connection with this Agreement.

6.    Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent. Delivery of an executed counterpart of a signature page to this Agreement by telecopy or electronic transmission shall be effective as the delivery of a manually executed counterpart of this Agreement.

7.    Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.    Integration. This Agreement and the other Loan Documents represent the agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Borrower, the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

9.    GOVERNING LAW. THIS AGREEMENT, THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT, AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT, TORT

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OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Signatures on Following Pages]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWER

INFRAREIT PARTNERS, LP

By: InfraREIT, Inc., general partner

By:	/s/ Brant Meleski
Name:	Brant Meleski
Title:	Senior Vice President and Chief Financial Officer

Signature Page to First Amendment to Credit Agreement

GUARANTOR:

Accepted and Agreed:

TRANSMISSION AND DISTRIBUTION COMPANY, L.L.C. as the Guarantor

By:	/s/ Brant Meleski
Name:	Brant Meleski
Title:	Senior Vice President and Chief Financial Officer

Signature Page to First Amendment to Credit Agreement

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Kevin L. Ahart
Name:	Kevin L. Ahart
Title:	Vice President

Signature Page to First Amendment to Credit Agreement

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Jerry Wells
Name:	Jerry Wells
Title:	Director

Signature Page to First Amendment to Credit Agreement

CITIBANK, N.A., as a Lender

By:	/s/ Lei Zeng
Name:	Lei Zeng
Title:	Vice President

Signature Page to First Amendment to Credit Agreement

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Michael King
Name:	Michael King
Title:	Authorized Signatory

Signature Page to First Amendment to Credit Agreement

UBS AG, STAMFORD BRANCH, as a Non-Extending Lender

By:	/s/ Kenneth Chin
Name:	Kenneth Chin
Title:	Director

By:	/s/ Darlene Anas
Name:	Darlene Anas
Title:	Director

Signature Page to First Amendment to Credit Agreement

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Frank Lambrinos
Name:	Frank Lambrinos
Title:	Authorized Signatory

Signature Page to First Amendment to Credit Agreement

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as a Lender

By:	/s/ Anju Abraham
Name:	Anju Abraham
Title:	Authorized Signatory

By:	/s/ Robert Casey
Name:	Robert Casey
Title:	Authorized Signatory

Signature Page to First Amendment to Credit Agreement

MIZUHO BANK, LTD, as a Lender

By:	/s/ Donna DeMagistris
Name:	Donna DeMagistris
Title:	Authorized Signatory

Signature Page to First Amendment to Credit Agreement

SOCIETE GENERALE, as a Lender

By:	/s/ Diego Medina
Name:	Diego Medina
Title:	Director

Signature Page to First Amendment to Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Patrick Engel
Name:	Patrick Engel
Title:	Managing Director

Signature Page to First Amendment to Credit Agreement